Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SMART SAND PARTNERS LP

This Certificate of Limited Partnership, dated August 12, 2014, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “Smart Sand Partners LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

3. General Partner. The name and the mailing address of the general partner are:

Smart Sand GP LLC

1010 Stony Hill Road, Suite 175

Yardley, Pennsylvania 19067

4. This Certificate of Limited Partnership shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

SMART SAND PARTNERS LP

By:	Smart Sand GP LLC, its general partner

By:	/s/ Erica Hogan
Erica Hogan
Authorized Person

[Signature Page to Certificate of Limited Partnership

of Smart Sand Partners LP]